Exhibit 21.1

LANDMARK INFRASTRUCTURE PARTNERS LP

List of Subsidiaries

Name

Great West Road Partners LP

GWR Partners GP LLC

GWP Partners LP LLC

Landmark Acquisitions ULC

Landmark Canada Holding Company

Landmark Infrastructure Finance Corporation

Landmark Infrastructure Operating Company LLC

Landmark Infrastructure Asset OpCo LLC

Landmark Infrastructure OpCo-R LLC

Landmark Infrastructure REIT LLC

Landmark Infrastructure REITCO  I LLC

Landmark PR Acquisition Company LLC

LD Acquisition Company LLC

LD Acquisition Company 2 LLC

LD Acquisition Company 5 LLC

LD Acquisition Company 6 LLC

LD Acquisition Company 7 LLC

LD Acquisition Company 8 LLC

LD Acquisition Company 9 LLC

LD Acquisition Company 10 LLC

LD Acquisition Company 11 LLC

LD Acquisition Company 12 LLC

LDC OpCo Holding Company PTY LTD

LDC OpCo Acquisition Company PTY LTD

LDC Asset OpCo PTY LTD

LDW Holdco 1 Ltd.

LDW (1053 GWR) Ltd.

LMRK Guarantor Co. LLC

LMRK Issuer Co. LLC

McCrary Holdings 1 LLC

MD 7 Funding One, LLC

MD 7 Capital Three, LLC

RE Astoria LandCo LLC

RE Garland A LandCo LLC

RE Garland LandCo LLC

RE Mustang LandCo LLC

Verus Management Two, LLC